Exhibit 10.25

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of the 17th day of November, 2010, by and between Corps Real, LLC, an Illinois limited liability company (the “Senior Lender”), and LV Administrative Services, Inc., a Delaware corporation, as administrative and collateral agent for the Lenders (as defined in the Security Agreement referred to below) (the “Agent” and together with the Lenders, the “Subordinated Lenders” and each, a “Subordinated Lender”), and is acknowledged by Biovest International, Inc., a Delaware corporation (“Biovest”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Security Agreement.

RECITALS

WHEREAS, on November 10, 2008 (the “Petition Date”), Biovest commenced a voluntary case for reorganization (the “Biovest Chapter 11 Case”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”);

WHEREAS, as of the Petition Date, Biovest was indebted to Laurus Master Fund, Ltd. (In Liquidation), Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd. and Valens Offshore SPV II, Corp. (collectively, the “Prepetition Lenders”) in an aggregate principal amount of $30,154,082.65, plus interest and other amounts due thereon according to proofs of claim filed by the Prepetition Lenders in the Biovest Bankruptcy Cases (the “Prepetition Debt”);

WHEREAS, in satisfaction of the Prepetition Debt and for other consideration, certain of the Prepetition Lenders have agreed to accept allowed secured claims against Biovest in the Biovest Chapter 11 Case in the aggregate amounts of $24,900,000.00 and $4,160,000.00, respectively, and other consideration, upon the terms and conditions set forth in the Term Loan and Security Agreement by and among Biovest and the Subordinated Lenders dated as of November 17, 2010 (the “Security Agreement”) and in the Confirmed Plan;

WHEREAS, in the Biovest Chapter 11 Case, the Senior Lender, pursuant to various interim orders entered by the Bankruptcy Court, has provided debtor-in-possession financing to Biovest (the “DIP Financing”);

WHEREAS, pursuant to the Confirmed Plan, the Senior Lender has agreed to restructure and extend the maturity date of the DIP Financing (the “Restructured DIP Loan”), and Biovest is issuing to the Senior Lender its promissory note in the original principal amount of $3,169,223.44 (the “Senior Term Note”), which represents the outstanding principal amount of the DIP Financing in the amount of $2,140,000.00 as of the Effective Date of the Confirmed Plan, plus up to an additional amount of $860,000.00 (the “Additional Advance Amount”) that the Senior Lender may advance to Biovest pursuant to the Senior Term Note plus accrued and unpaid interest in the amount of $169,223.44 under the DIP Financing as of the Effective Date of the Confirmed Plan;

WHEREAS, pursuant to the Confirmed Plan, the Senior Term Note is to be secured by a first Lien (as defined below) to the extent of the Maximum Senior Obligation Amount on all of the assets of Biovest pursuant to various security documentation (with the Senior Term Note, the “Senior Lender Documents”);

WHEREAS, it is a condition to the Senior Lender agreeing to the Restructured DIP Loan that the Agent enter into this Agreement on behalf of the Subordinated Lenders; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Agent, on behalf of the Subordinated Lenders, and the Senior Lender agree as follows:

Section 1.        Definitions.

1.1        Defined Terms.   The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Accentia” shall mean Accentia Biopharmaceuticals, Inc., a Florida corporation.

“Accentia Advance” shall have the meaning set forth in Section 4 hereto.

“Additional Advance Amount” shall have the meaning set forth in the Recitals hereto.

“Agent” shall have the meaning set forth in the preamble hereto.

“Agreement” shall mean this Subordination Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” shall have the meaning set forth in the Recitals hereto.

“Biovest” shall have the meaning set forth in the Recitals hereto.

“Biovest Bankruptcy Cases” shall have the meaning set forth in the Recitals hereto.

“Biovest Chapter 11 Case” shall have the meaning set forth in the Recitals hereto.

“Collateral” shall mean all property (whether real, personal, movable or immovable) with respect to which any Liens have been granted (or purported to be granted) by Biovest pursuant to any Senior Lender Document or Subordinated Lenders Document.

“Credit Parties” shall mean Biovest or any Person that guarantees any of the Subordinated Obligations.

“DIP Financing” shall have the meaning set forth in the Recitals hereto.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, charging lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute or other law, and any lease having substantially the same effect as the foregoing).

“Maximum Senior Obligation Amount” shall mean $3,169,223.44, as such amount may be reduced pursuant to Section 4 hereof.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Prepetition Debt” shall have the meaning set forth in the Recitals hereto.

“Prepetition Lenders” shall have the meaning set forth in the Recitals hereto.

“Restructured DIP Loan” shall have the meaning set forth in the Recitals hereto.

“Security Agreement” shall have the meaning set forth in the Recitals hereto.

“Senior Lender” shall have the meaning set forth in the preamble hereto.

“Senior Lender Documents” shall have the meaning set forth in the Recitals hereto.

“Senior Obligations” shall mean the obligations of every nature of Biovest, from time to time owed to the Senior Lender under any of the Senior Lender Documents, whether for principal, premium, interest (including interest accruing subsequent to the filing of a petition in bankruptcy with respect to any Credit Party and/or any of its Subsidiaries to the extent a claim is allowed against such Credit Party and/or any of its Subsidiaries for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise; provided that the maximum amount of the Senior Obligations for purposes of this Agreement shall not exceed the Maximum Senior Obligation Amount.

“Senior Term Note” shall have the meaning set forth in the Recitals hereto.

“Subordination Lenders” shall have the meaning set forth in the preamble hereto.

“Subordinated Lenders Documents” shall mean the Security Agreement and the Ancillary Agreements (as defined therein), as each may be amended, modified or supplemented from time to time.

“Subordinated Obligations” shall mean the obligations of every nature of Biovest, from time to time owed to the Subordinated Lenders under any of the Subordinated Lenders Documents, whether for principal, premium, interest (including interest accruing subsequent to the filing of a petition in bankruptcy with respect to any Credit Party and/or any of its Subsidiaries to the extent a claim is allowed against such Credit Party and/or any of its Subsidiaries for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unfunded Amount” shall have the meaning set forth in Section 4 hereto.

Section 2.        Subordination of Claims.

(a)        Except as expressly otherwise provided in this Agreement or in the Confirmed Plan, the payment by Biovest of the Subordinated Obligations shall be subordinated in right of payment and priority to the payment in full of all Senior Obligations. Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Subordinated Obligations shall be made by Biovest (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of Biovest be applied to the purchase or other acquisition or retirement of any Subordinated Obligations, until such time as the Senior Obligations have been indefeasibly paid in full. Notwithstanding anything to the contrary contained in this Agreement, the Subordinated Lenders shall, pursuant to the terms of the BVTI Term Notes, be entitled (i) to receive any Mandatory Prepayments (as such term is defined in the BVTI Term Notes) that Biovest is required to make pursuant to Section 2.2 of the BVTI Term Notes and (ii) to consent to the conversion of all or any portion of the Subordinated Obligations under the BVTI Term Notes into shares of Biovest Common Stock.

(b)        The Subordinated Lenders hereby subordinate all claims and security interests they may have against, or with respect to, any of the Collateral, to the security interests granted by Biovest to the Senior Lender, to the extent of the Senior Obligations.

(c)        In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to Biovest or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Biovest, or any sale of all or substantially all of the assets of Biovest, or otherwise), the Senior Obligations shall first be paid in full before the Subordinated Lenders shall be entitled to receive and to retain any payment, distribution, other rights or benefits in respect of any Subordinated Obligations. In the event, prior to indefeasible payment in full of the Senior Obligations, any Subordinated Lender shall receive any payment from Biovest in respect of the Subordinated Obligations and/or in connection with the enforcement of the Subordinated Lenders’ rights and remedies against Biovest, then the Subordinated Lender shall forthwith deliver, or cause to be delivered, the same to the Senior Lender in precisely the form held by the Subordinated Lender (except for any necessary endorsement) and until so delivered the same shall be held in trust by the Subordinated Lender as the property of the Senior Lenders.

(d)        Notwithstanding anything to the contrary contained in the Senior Lender Documents, Biovest agrees that it shall not request any additional loan advances from the Senior Lender such that the outstanding principal amount and all accrued and unpaid interest payable under the Senior Lender Documents shall exceed $3,000,000 in the aggregate.

Section 3.        Assignment and Transfer.

3.1        The Senior Lender may, from time to time, without notice to the Subordinated Lender, assign or transfer any or all of the Senior Obligations or any interest in the Senior Obligations; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Obligations, such Senior Obligations shall be and remain Senior Obligations for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Obligations or of any interest in the Senior Obligations shall, to the extent of the interest of such assignee or transferee in the Senior Obligations, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender that is the assignor and/or transferor shall otherwise consent in writing, such Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of such Senior Lender, as to those of the Senior Obligations which such Senior Lender has not assigned or transferred.

3.2        The Subordinated Lenders may, from time to time, without notice to the Senior Lender, assign or transfer any or all of the Subordinated Obligations or any interest in the Subordinated Obligations; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Subordinated Obligations, such Subordinated Obligations shall be and remain Subordinated Obligations for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Subordinated Obligations or of any interest in the Subordinated Obligations shall, to the extent of the interest of such assignee or transferee in the Subordinated Obligations, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Subordinated Lender, as applicable; provided, however, that, unless the Subordinated Lender that is the assignor and/or transferor shall otherwise consent in writing, such Subordinated Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of such Subordinated Lender, as to those of the Subordinated Obligations which such Subordinated Lender has not assigned or transferred.

Section 4.        Effect of Advances by Accentia.   If the Senior Lender does not fund any Additional Advance Amount (an “Unfunded Amount”) pursuant to the Senior Term Note and Accentia advances such Unfunded Amount or any portion thereof (an “Accentia Advance”) to Biovest, the Senior Lender agrees that the amount of the Additional Advance Amount that it will fund under the Senior Term Note and the Maximum Senior Obligation Amount will be reduced by the amount of the Accentia Advance.

Section 5.         No Prejudice to Senior Lender from Actions of the Subordinated Lenders.  The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Subordinated Lenders, or any noncompliance of the Subordinated Lenders with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of the Subordinated Lenders under this Agreement.

Section 6.        Delay and Waiver.  No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Obligations shall have the meaning set forth in Section 1.1 above, notwithstanding any right or power of the Subordinated Lenders or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such Senior Obligations, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinated Lenders under this Agreement.

Section 7.        Effect of Bankruptcy.  This Agreement shall continue in full force and effect after the filing of any petition by or against Biovest under the Bankruptcy Code and all converted or succeeding cases in respect thereof. All references herein to Biovest shall be deemed to apply to Biovest as debtor-in-possession and to a trustee for Biovest.

Section 8.        Successors and Assigns.  This Agreement shall be binding upon the Subordinated Lenders and the Senior Lender and upon the successors and assigns of the Subordinated Lenders and the successors and assigns of the Senior Lender. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

Section 9.        Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

SHALL BE BROUGHT ONLY IN THE STATE COURTS OF ILLINOIS OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT THE SENIOR LENDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF ILLINOIS. The Senior Lender and the Subordinated Lenders agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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IN WITNESS WHEREOF, this Subordination Agreement has been made and delivered as of the date and year first written above.

CORPS REAL, LLC, an Illinois limited liability company

By:	/s/ Ronald E. Osman
Name: Ronald E. Osman
Title: Manager

LV ADMINISTRATIVE SERVICES, INC., as Collateral and Administrative Agent for the Subordinated Lenders

By:	/s/ Patrick Regan

Name:	Patrick Regan

Title:	Authorized Signatory

Acknowledged and Agreed to:

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser
Name: David Moser
Title: Secretary

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